                                                                     Exhibit 4.5



THIS WARRANT IS NOT TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE LIMITS HEREIN PROVIDED.



THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE ASSIGNED, DEALT IN, PLEDGED, SOLD, TRADED OR TRANSFERRED UNTIL MAY 18, 1999 WITHOUT THE APPROVAL OF THE VANCOUVER STOCK EXCHANGE.



              SYMPLEX COMMUNICATIONS CORPORATION     1998 WARRANT #1



                       Warrant To Purchase Common Stock
                       --------------------------------


    This warrant ("Warrant") is issued by SYMPLEX COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company") to ______ ("Holder") whose address
___________ .

    This certifies that, for value received, Holder, is entitled to purchase from the Company, subject to the provisions of this Warrant, three hundred fifty thousand (350,000) shares (the "Shares") of the voting, no par, common stock of the Company (the "Common Stock").

     1.  EXERCISE PRICE.  The exercise price (the "Exercise Price") shall be
         --------------
$.20 per share until the first anniversary of the date of issuance of this Warrant, when the Exercise Price shall be $.23 per share, appropriately adjusted for any stock splits, stock dividends or other recapitalization transactions.

     2.  EXERCISE OF WARRANT.  Subject to the provisions hereof, this Warrant
         -------------------
may be exercised, in whole or in part, at any time on or after the date hereof and on or before May 18, 2000, by presentation and surrender hereof by the Holder to the Company at the Company's principal office, along with the Notice of Exercise Form, attached hereto as Exhibit A, duly executed and accompanied by payment (by check or wire transfer) to the Company of the Exercise Price (or applicable portion thereof) for the number of shares of the Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase such additional number of shares of the Common Stock that, when combined with all shares of the Common Stock previously issued upon any exercise of this Warrant in part, will equal the number of shares created under this Warrant.

     3.  STOCK FULLY PAID; RESERVATION OF SHARES.  All shares of the Common
         ---------------------------------------
Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company hereby agrees that there shall be reserved for issuance upon exercise of this Warrant such number of shares of the Common Stock which will from time to time be issuable upon the exercise of this Warrant.

     4.  PRESERVATION OF RIGHTS OF HOLDER.  The Company agrees (a) that it will
         --------------------------------
not, by amendment of the Articles of Incorporation or by-laws of the Company, or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company and (b) to promptly take all action as may from time to time be required in order to permit the Holder to exercise this Warrant and the Company to duly and effectively issue the Shares upon the exercise hereof.

     5.  RIGHTS OF STOCKHOLDERS.  The Holder of this Warrant shall not be
         ----------------------
entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose solely by reason of the ownership of this Warrant, nor shall anything contained herein be construed to confer upon the Holder, as the holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote fore the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), or to receive dividends of subscription rights or otherwise until this Warrant shall have been exercised and the Shares issuable upon the exercise hereof shall have become deliverable, as provided herein.

     6.  MAINTENANCE OF OFFICE.  The Company will maintain an office where this
         ---------------------
Warrant may be presented or surrendered any where notices and demands to or upon the Company in respect of this Warrant may be served.

     7.  REPORTS.  So long as this Warrant remains outstanding, the Company
         -------
shall deliver to the Holder copies of all financial statements and other documents and reports delivered to the stockholders of the Company promptly upon their becoming available.

     8.  NOTICES.  Notices under this Warrant to the Company and to Holder,
         -------
shall be provided to the following addresses:

         (a) If to the Company at:

               Symplex Communications Corporation
               35 Research Drive
               Ann Arbor, Michigan  48103
               Attention:

         (b) If to Holder, at the address set forth on the face of this Warrant.


     9.  GOVERNING LAW.  This Warrant shall be governed by, and interpreted in
         -------------
accordance with, the laws of the State of Michigan.



     10. SPLIT, SUBDIVISION OR A COMBINATION OF SHARES.  If the Company, at any
         ---------------------------------------------
time while this Warrant, or any portion thereof, remains outstanding and unexpired, shall split, subdivide or combine the Shares into a different number of Shares, the number of Shares to which purchase rights under this Warrant shall likewise be split, subdivided or combined and the Exercise Price for such Shares shall be proportionally decreased in the case of a split or subdivision or proportionally increased in the case of a combination.

     11.  PIGGYBACK REGISTRATION RIGHTS.  Each time the Company shall propose
          -----------------------------
the registration under the Securities Act of 1933 (the "Act") of its common stock, the Company shall give written notice of such proposed registration to the Holder. The Company shall include in any such registration all of the share of common stock held by the Holder as a result of the exercise of this Warrant ("Registrable Shares") if Holder, within thirty (30) days after mailing of such notice, shall request inclusion. The foregoing notwithstanding, if the underwriter for the Company determines that marketing factors require a limitation in the number of shares of common stock to be underwritten, the underwriter may exclude, in whole or in part, the Registrable Shares requested to be registered. The Company shall so advise the Holder of any such cutback.



     All registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Section, including all expenses incurred in connection with the preparation and filing of any registration or qualification statement, all registration, qualification or other filing fees, printing costs, escrow fees, fees and disbursement of Company's counsel, loose guide fees and audit and accounting expenses incidental to such registration, qualification or compliance shall be borne by the Company. All underwriting discounts or selling commissions relating to the Registrable Shares registered by the Holder shall be borne by the Holder.



     THIS WARRANT IS NOT TRANSFERRABLE AND HAS BEEN EXECUTED AND DELIVERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4 (2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULES AND REGULATIONS PROMULGATED THEREUNDER AND EXEMPTIONS FROM REGISTRATION PROVIDED UNDER STATE LAWS. THE HOLDER OF THE WARRANT MAY NOT SELL, ASSIGN, DONATE OR TRANSFER TO ANY PERSON ANY COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT UNLESS THE HOLDER FIRST OBTAINS AN OPINION LETTER FROM LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THIS WARRANT HAS BEEN REGISTERED IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, ANY APPLICABLE STATE SECURITIES LAWS.



     IN WITNESS WHEREOF, this Warrant has been duly executed and delivered as of this 19th day of May, 1998.



                              SYMPLEX COMMUNICATIONS CORPORATION



                              By:_______________________________________________



                              Its:______________________________________________

                                   EXHIBIT A



                              NOTICE OF EXERCISE
                              ------------------



Symplex Communications Corporation
35 Research Drive
Ann Arbor, Michigan  48103
Attention:



     1. The undersigned hereby elects to purchase __________ shares of Common Stock of SYMPLEX COMMUNICATIONS CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price with respect to said shares, together with all applicable transfer taxes, if any.



     2. Please issue a stock certificate or certificates representing said shares in the name of the undersigned or in such other names as is specified below (and, in the event the attached Warrant is being exercised in part, issue a new Warrant in the name of the undersigned evidencing the right to purchase the remaining shares):



                         -------------------------
                         (Name)

                         -------------------------

                         -------------------------
                         (Address)



     3.  The undersigned hereby represents as follows:


          (a)  Experience.  He or she is experienced in evaluating and investing
               ----------
     in companies such as the Company and has the financial resources to bear the economic risks associated with its investment.

          (b)  Investment.  He or she is acquiring the Shares for investment for
               ----------
     his or her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or provincial laws by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accordance of such Holder's representations as expressed herein.

          (c)  Rule 144.  The undersigned acknowledges that the Shares must be
               --------
     held indefinitely unless subsequently registered under the Securities Act or applicable state or provincial laws or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

          (d)  No Public Market.  The undersigned understands that no public
               ----------------
     market now exists for any of the securities issued by the Company and that a public market may not exist in the future.

          (e)  Access to Data.  The undersigned has had an opportunity to
               --------------
     discuss the Company's business, management and financial affairs with its management.



     By:___________________________________



     ______________________________________
               (Date)